NON-CIRCUMVENT AGREEMENT

 NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENT

This Non-Disclosure/non circumvent and Confidentiality agreement entered into between

TopSight Corporation, a Nevada Corporation, hereinafter referred to as “TOPSIGHT”, with its corporate address at 4616 W. Sahara Ave, STE 256, Las Vegas, NV 89102, and

   United Lumicon Exhibition Services, Inc.   , a(n)    Nevada    company, hereinafter referred to as “COMPANY”, with its corporate address at   3984 Vanessa Dr, Las Vegas, NV 89103  , Dated   May 21   , 2015

The Parties agree to respect the integrity and tangible value of this agreement between them.

This agreement will remain in effect between said parties for 5 years from the date of the last exchange of information or business transaction.

For each entity/corporation/business, a one time non-refundable $1250.00 (One Thousand Two Hundred and Fifty Dollar) administrative fee to be invoiced and payable to TOPSIGHT within 3 (Three) business days of the agreement acceptance. COMPANY shall be responsible for out-of-pocket cost including, but not limited to state incorporation fees/registration fees, accounting and bookkeeping cost, full auditing fees, legal fee, EDGAR fee, market maker fee etc.

Should any agreement be completed with introduction parties on any entity/corporation/business or person, compensation/consulting fee for TOPSIGHT, in the form of equity per entity that is being provided services, will be incorporated into said deal per deal, and shall be due and payable upon execution of this agreement. For TOPSIGHT the compensation/consulting fee will be payable in the form of equity and will consist of an issuance of 4,675,000 shares of client’s common stock.

COMPANY shall be responsible for out-of-pocket cost including, but not limited to state incorporation fees/registration fees, accounting and bookkeeping cost, full auditing fees, legal fee, EDGAR fee, Transfer Agent fee, DTC Eligibility fee, Listing fee etc.

Because of THIS AGREEMENT, the Parties involved in this transaction may learn from one another, or from principals, the names and telephone numbers of vendors, borrowers, lenders, agents, brokers, banks, lending corporations, individuals and/or trusts, or buyers and sellers hereinafter called contacts.  The Parties with this acknowledge, accept and agree that the identities of the contacts will be recognized by the other Party as exclusive and valuable contacts of the introducing Party and will remain so for the duration of this agreement.

The Parties agree to keep confidential the names of any contacts introduced or revealed to the other party, and that their firm, company, associates, corporations, joint ventures, partnerships, divisions, subsidiaries, employees, agents, heirs, assigns, designees, or consultants, friends and referrers will not contact, deal with, negotiate or participate in any transactions with any of the contacts without first entering a written agreement with the Party who provided such contact unless that Party gives prior written permission.  Such confidentiality will include any names, addresses, telephone, telex, facsimile numbers, and/or other pertinent information disclosed or revealed to either Party.

The Parties agree not to disclose, reveal or make use of any information during discussion or observation regarding methods, concepts, ideas, product/services, or proposed new products or services, nor to do business with any of the revealed contacts without the written consent of the introducing party or parties.

Initial /s/ ZC    Initial /s/ XZ

In case of circumvention, the parties agree and guarantee that they will pay a legal monetary penalty that is equal to the commission or fee the circumvented Party should have realized in such transactions, by the person(s) engaged on the circumvention for each occurrence.  If either party commences legal proceedings to interpret or enforce the terms of THIS AGREEMENT, the prevailing Party will be entitled to recover court costs and reasonable attorney fees.

This AGREEMENT may only be terminated by the mutual written agreement of ALL Parties during the initial term of this Agreement or if any material provision of this Agreement is breached the non-breaching party may terminate this Agreement by providing five (5) days written notice to the breaching party.

The parties will construe THIS AGREEMENT in accordance with the laws of the State of Nevada.   If any provision of this agreement is found to be void by any court of competent jurisdiction, the remaining provisions will remain in force and effect.

THIS AGREEMENT contains the entire understanding between the Parties and any waiver, amendment or modification to THIS AGREEMENT will be subject to the above conditions and must be attached hereto.

Upon execution of THIS AGREEMENT by signature below, the Parties agree that any individual, firm company, associates, corporations, joint ventures, partnerships, divisions, subsidiaries, employees, agents, heirs, assigns, designees or consultants of which the signee is an agent, officer, heir, successor, assign or designee is bound by the terms of THIS AGREEMENT.

A facsimile copy of this Non-Circumvention, Non-Disclosure and Confidentiality Agreement shall constitute a legal and binding instrument.  By setting forth my hand below I warrant that I have complete authority to enter into THIS AGREEMENT.

For: TopSight Corporation

/s/ Zixiao Chen	President	May 21, 2015
Zixiao Chen	Title	Date

For: United Lumicon Exhibition Services, Inc.

/s/ Xu Zhang	President	May 21, 2015
Xu Zhang	Title	Date